EXHIBIT 21.01

CSG Systems International, Inc.

Subsidiaries of the Registrant

As of December 31, 2004

Subsidiary	State or Country of Incorporation
CSG Systems, Inc.	Delaware
CSG Software, Inc.	Delaware
CSG Services, Inc.	Delaware
CSG Americas Holding, Inc.	Delaware
CSG Canada Holdings, Inc.	Delaware
CSG International Holdings LLC	Delaware
CSG Technology Limited	Bermuda
CSG Systems Canada Corp	Nova Scotia, Canada
CSG Netherlands, BV	Netherlands
CSG Netherlands CV	Netherlands
CSG International Limited	United Kingdom
CSG Belgium S.P.R.L.	Belgium
CSG France SAS	France
CSG Germany GmbH	Germany
CSG Italy S.R.L.	Italy
CSG Luxembourg SARL	Luxembourg
CSG Silicon Iberia, S.L.	Spain
CSG Australia Pty. Limited	Australia
CSG Systems India Private Limited Co.	India
CSG Japan KK	Japan
CSG Korea Limited Company	Korea
CSG Systems Malaysia Sdn Bhd	Malaysia
CSG Mauritius Limited	Mauritius
CSG Systems Singapore Pte. Ltd.	Singapore
CSG Argentina S.R.L.	Argentina
CSG Systems do Brasil Ltda	Brazil
CSG Systems de Mexico S de RL de CV	Mexico